                                                                    EXHIBIT 10.1


CONFIDENTIAL TREATMENT REQUESTED AS TO THOSE PORTIONS MARKED WITH ASTERISKS
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(***) AND THOSE PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.
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     STOCK PURCHASE AGREEMENT dated as of November 8, 1996 between (i) BRENCO,
INCORPORATED, a Virginia corporation ("Seller") and the corporate parent of RAIL LINK, INC., a Virginia corporation (the "Company"), (ii) the Company and (iii) GENESEE & WYOMING INC., a Delaware corporation ("Buyer") (Seller, Buyer and the Company will be sometimes referred to herein as a "Party" and collectively as the "Parties").

     Seller owns and has the legal right and authority to sell, transfer, assign and deliver 1,000 shares (the "Shares") of the common stock, $1.00 par value per share, of the Company, which Shares constitute all of the issued and outstanding shares of capital stock of the Company, and Seller desires to sell, and Buyer desires to purchase, the Shares on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and of the mutual promises, covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, Seller, the Company and Buyer hereby agree as follows:

                          Purchase and Sale of Shares
                          ---------------------------

     1.1  Sale of Shares.  On the Closing Date (as hereinafter defined) and upon
          --------------
the terms and subject to the conditions set forth in this Agreement and the representations and warranties herein made by each of the Parties to the other, Seller shall sell, assign, transfer, convey and deliver to Buyer, and its successors and assigns forever, free and clear of Liens (as defined in Section
2.1.3 hereof), and Buyer will accept and purchase from Seller, all of the Shares for the purchase price hereinafter set forth.

     1.2  Purchase Price.  (a) Upon the terms and subject to the conditions set
          --------------
forth in this Agreement and in exchange for the Shares, Buyer shall pay to Seller as the aggregate purchase price for the Shares (the "Aggregate Purchase Price") an amount equal to the sum of (i) $9,000,000, subject to adjustment as provided in Section 1.5 (the "Initial Purchase Price"), plus (ii) up to an additional $3,000,000 (the "Additional Purchase Price") in accordance with the provisions of Section 1.2(b) below.

     (b) In the event on or before April 30, 1998, *** Buyer shall pay to Seller the Additional Purchase Price in the amount determined pursuant to such
Schedule 1.2. Buyer agrees to promptly (and in all events within three days) notify Seller of ***. Upon *** Buyer and Seller agree to take such actions as are necessary to comply with the terms of the Letter of Credit (as hereinafter defined) and to permit Seller to draw down amounts due in respect of the Additional Purchase Price.

     1.3  Manner of Payment.  (a)  At the Closing (as hereinafter defined) Buyer
          -----------------
shall deliver by wire transfer to an account designated by Seller an amount equal to the Initial Purchase Price.

     (b) At the Closing, Buyer shall deliver to Seller a letter of credit satisfactory in form and substance to Buyer and Seller in the amount of up to $3,000,000 in respect of the Additional Purchase Price (the "Letter of Credit").

     1.4  Intercompany Liabilities.  At the Closing the intercompany liabilities
          ------------------------
between Seller and the Company and its Subsidiaries will be extinguished (i.e., amounts reflected on the Company's balance sheet as "Funds to/from Parent" will be contributed to the equity of the Company or otherwise extinguished).

     1.5  Closing Date Working Capital Calculation.  (a)  Promptly after the
          ----------------------------------------
Closing, Seller shall prepare a schedule showing the Working Capital of the Company as of the close of business on the Closing Date (the "Closing Date Working Capital Calculation"). As used in this Section 1.5, the "Working Capital" of the Company shall be equal to (i) the sum of the Company's (A) Cash and cash equivalents, (B) Accounts receivable, and (C) Prepaid Expenses, less
(ii) the sum of the Company's (X) Accounts payable and (Y) Accrued expenses, calculated as of the close of business on the Closing Date and in the same manner as such items were calculated for purposes of the Interim Financial Statements (as hereinafter defined). Seller agrees to use all reasonable efforts to cause the Closing Date Working Capital Calculation to be prepared and delivered to Buyer within sixty (60) days after the Closing. Buyer and its authorized representatives, at Buyer's expense, shall have the right to review the Closing Date Working Capital Calculation delivered by Seller to Buyer and to perform other review procedures, including a review of any working papers with respect to its preparation. Without charge by Buyer, Buyer shall cause its employees to cooperate and to assist Seller, in a reasonable manner, with its preparation of the Closing Date Working Capital Calculation, and shall provide Seller and its authorized representatives reasonable access to the Company's books, records, facilities and employees.

     (b) Buyer shall be deemed to have accepted the Closing Date Working Capital Calculation and the Working Capital (as hereinafter defined) as determined therefrom, unless within thirty (30) days after delivery thereof to Buyer, Buyer gives written notice to Seller of

Buyer's objection to any item therein. In the event Buyer gives such written notice of objec tion, and Seller and Buyer have been unable to resolve such dispute by a date thirty (30) days after delivery of such notice to Seller, either Party may require that the dispute with respect to those items set forth in the notice of objection be resolved by arbitration under the commercial arbitration rules, but not under the jurisdiction, of the American Arbitration Association, by a single arbitrator (the "Arbitrator") who shall be a certified public accountant and a partner in the Chicago office of Coopers & Lybrand (or, if Coopers & Lybrand shall refuse or be unable to act as the Arbitrator, by a partner in the Chicago office of another Big 6 accounting firm which shall be agreed upon by Buyer and Seller), who shall have been selected by such firm and who shall have agreed to render his determination with respect to such dispute within forty-five (45) days after its submission to him or as promptly thereafter as possible. Such arbitration shall be commenced by written notice by one party to the other. The Arbitrator shall have access to all documents and facilities necessary to perform his function as an arbitrator, and both Buyer and Seller shall be given reasonable opportunities by the Arbitrator to present their respective positions and furnish documents to the Arbitrator. The Arbitrator shall make any adjustments to the Closing Date Working Capital Calculation prepared pursuant to this Section 1.5 which he deems necessary to cause it to comply with such Section, and such working capital calculation, as so adjusted, shall be the Closing Date Working Capital Calculation. The Arbitrator's determination with respect to any dispute shall be conclusive and binding upon the Parties. Seller and Buyer shall each pay one-half of the fees and expenses of the Arbitrator for such services.

     (c) (i) If the Working Capital of the Company as reflected in the Closing Date Working Capital Calculation exceeds $1,421,000, the Initial Purchase Price shall be increased by the amount by which such Working Capital exceeds $1,371,000 and Buyer shall pay such excess to Seller.

     (ii) If the Working Capital of the Company as reflected in the Closing Date Working Capital Calculation is less than $1,321,000, the Initial Purchase Price shall be reduced by the amount by which such Working Capital is less than $1,371,000 and Seller shall pay such deficiency to Buyer.

     (iii) All such payments shall be made (A) within thirty (30) days after delivery of the Closing Date Working Capital Calculation to Buyer pursuant to
Section 1.5(a), or, if properly disputed in accordance with Section 1.5(b), within ten (10) days after the final resolution of such dispute in accordance with Section 1.5(b), (B) with interest on the amount being paid from the Closing Date to the date paid in full at the per annum rate of eight and one quarter percent (8 1/4%) and (C) by wire transfer of immediately available funds to an account designated by the recipient at least two business days prior to the transfer.

     (iv) If the Working Capital of the Company as reflected in the Closing Date Working Capital Calculation is between $1,321,000 and $1,421,000, the Initial Purchase Price shall not be adjusted.

                         Representations and Warranties
                         ------------------------------

     Simultaneously with the execution and delivery of this Agreement, Seller is delivering to Buyer the Disclosure Schedule referred to herein.

     2.1  Representations and Warranties of Seller.  Except as and to the extent
          ----------------------------------------
set forth in the Disclosure Schedule, Seller hereby represents and warrants to Buyer as follows:

     2.1.1  Organization and Good Standing.  Schedule 2.1.1 of the Disclosure
            ------------------------------
Schedule sets forth accurate information with respect to the jurisdictions of incorporation, jurisdictions in which qualified to do business and authorized and outstanding shares of capital stock of the Company and each of its subsidiaries (the "Subsidiaries"). Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and otherwise) to carry on its business as it is now being conducted and to own, lease and operate the properties and assets now owned, leased and operated by it. Each of the Company and the Subsidiaries is qualified to do business as a foreign corporation in those jurisdictions in which it is required to do so in order to conduct its business as presently conducted and in which the failure to so qualify would have a material adverse effect on its business. Seller has heretofore delivered to Buyer complete and correct copies of the respective Articles or Certificate of Incorporation and Bylaws, as amended and in effect on the date hereof, of the Company and the Subsidiaries.

     2.1.2  Consents, Power and Authority, Binding Effect.  Seller and the
            ---------------------------------------------
Company may execute, deliver and perform this Agreement without the necessity of Seller, the Company or any Subsidiary obtaining any consent, approval, authorization or waiver or giving any notice or making any filing, except for such consents, approvals, authorizations, waivers, notices and filings:

     (a) which have been obtained and are unconditional and are in full force and effect and such notices or filings which have been duly given or made (other than filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"));

     (b)  which may be required under the HSR Act;

     (c) which may be required under Title 49 USC 11323(a)(4), unless an exemption from the requirements of such section is available; or

     (d)  which are immaterial.

Each of Seller and the Company has the full right, power and authority (including corporate power and authority) to execute and deliver this Agreement and all other documents and instruments to be executed by such Party in connection herewith and to perform all of its covenants and undertakings herein or therein set forth. This Agreement and all other documents and instruments to be executed by such Party in connection herewith have been duly authorized, executed and delivered by Seller and the Company and constitute the legal, valid and binding obligations of Seller and the Company, enforceable against Seller and the Company in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application relating to or affecting the enforcement of rights of creditors generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     2.1.3  Conflict With Authority, Bylaws, etc..  Neither the execution,
            -------------------------------------
delivery and performance of this Agreement by Seller or the Company nor the consummation by Seller or the Company of the transactions contemplated hereby in the manner herein provided will (i) contravene any provision of the Certificate or Articles of Incorporation, as amended, or the Bylaws, as amended, of Seller, the Company or any Subsidiary; (ii) violate any provision of law, statute, ordinance, judgment, decree, rule, regulation, order, permit or license of any court, governmental authority or arbitrator applicable or relating to Seller, the Company or any Subsidiary or its respective assets or business; or (iii) result in the creation of any liens, charges, mortgages, encumbrances, claims of rights of ownership, security interests, pledges or rights of others (individually a "Lien"; collectively, "Liens") upon any of the assets of the Company or any Subsidiary pursuant to the provisions of any of the foregoing. Neither the Company nor Seller nor any Subsidiary has any legal obligation, absolute or contingent, to any other person to sell all or substantially all of the assets of the Company or any Subsidiary, to sell any shares of the capital stock of the Company or any Subsidiary, or any rights pertaining thereto, or to effect any merger, consolidation or other reorganization of the Company or any Subsidiary, or to enter into any agreement with respect thereto.

     2.1.4  Capitalization of the Company. The Company's total authorized
            -----------------------------
capital stock consists solely of 5,000 shares, par value $1.00 per share, of Common Stock (the "Common Stock"), 1,000 of which shares are presently issued and outstanding and owned of record and beneficially by Seller. All outstanding shares of the capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. Seller has good and marketable title to the Shares, free and clear of Liens, and (except to the extent transferability of the Shares is restricted by applicable Federal and state securities laws) has the right, title, power and authority to sell, assign, transfer and deliver the Shares as required hereby. There are no authorized, outstanding or existing:

     (a) proxies, voting trusts or other agreements or understandings with respect to the voting of any capital stock of the Company;
     (b) securities convertible into or exchangeable for any capital stock of the Company;

     (c) options, warrants or other rights to purchase or subscribe for any capital stock of the Company, or securities convertible into or exchangeable for any capital stock of the Company;

     (d) agreements of any kind relating to the sale or issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights; or

     (e) agreements of any kind which may obligate the Company or Seller to sell, issue or purchase any securities of the Company.

     2.1.5  Subsidiaries.  All outstanding shares of the capital stock of the
            ------------
Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. The Company has good and marketable title to the outstanding capital stock of the Subsidiaries, free and clear of Liens. There are no authorized, outstanding or existing:

     (a) proxies, voting trusts or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary;
     (b) securities convertible into or exchangeable for any capital stock of any Subsidiary;

     (c) options, warrants or other rights to purchase or subscribe for any capital stock of any Subsidiary, or securities convertible into or exchangeable for any capital stock of any Subsidiary;

     (d) agreements of any kind relating to the sale or issuance of any capital stock of any Subsidiary, any such convertible or exchangeable securities or any such options, warrants or rights; or

     (e) agreements of any kind which may obligate any Subsidiary to sell, issue or purchase any of its securities.

     2.1.6  Minute and Stock Transfer Books.  The minute books and stock
            -------------------------------
transfer books of the Company and the Subsidiaries have been furnished to Buyer for inspection. The minute books accurately reflect all actions taken by the respective boards of directors and stockholders of the Company and the Subsidiaries as such. The stock transfer books of the Company and the Subsidiaries are complete and current in all material respects.

     2.1.7  Financial Statements and Financial Condition.  Section 2.1.7 of the
            --------------------------------------------
Disclosure Schedule contains the unaudited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1995, 1994 and 1993 and the related statements of earnings for the fiscal years then ended (the "Annual Financial Statements"), and the balance sheet of the Company as of August 3, 1996, and the related statements of earnings for the seven months then ended (the "Interim Financial Statements" and together with the Annual Financial Statements, the "Financial Statements"). Except as noted in the Disclosure Schedule, the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), in a consistent manner with respect to all periods covered thereby (except as otherwise noted therein), are correct and complete in all material respects and present fairly in all material respects the financial position of the Company as of the dates of such statements and the results of operations of the Company for the periods covered by such statements. To Seller's knowledge, the Company and the Subsidiaries have no obligations or liabilities (absolute, contingent or otherwise), other than:
     (a) those set forth or reserved against in the Interim Financial
Statements;
     (b) those incurred since August 3, 1996 in the ordinary course of business in arms-length transactions and consistent in nature and scope with past practice;

     (c) those under the executory portion of Company Contracts (as that term is defined in Section 2.1.11) and those under other contracts and agreements to which the Company is a party or by which it is bound that are not required by the terms of this Agreement to be listed in the Disclosure Schedule;

     (d) those incurred in the ordinary course of business and consistent in nature and scope with past practice, which liabilities are not required by GAAP to be shown on a balance sheet (other than in notes thereto); and

     (e)  those specifically described on the Disclosure Schedule.

The Company has maintained its books of account and other records in accordance with applicable laws, rules and regulations, and such books and records provided a fair and accurate basis for the preparation of the Financial Statements. The summary historical financial statements and schedules and the income statement by profit center for 1995 and the six-months ended June 30, 1996, copies of which are attached to Schedule 2.1.7, present fairly in all material respects the information set forth therein.

     2.1.8  Absence of Certain Changes, Etc.  Since August 3, 1996, there has
            -------------------------------
been no material adverse change in the business, operations or financial condition of the Company and the Subsidiaries. Without limiting the generality of the foregoing, since August 3, 1996, except as set forth on the Disclosure Schedule, neither the Company nor the Subsidiaries have:

     (a) issued, sold or delivered any shares of capital stock or notes, bonds or other debt instruments of the Company or any Subsidiary, or granted any rights calling for the issuance, sale or delivery of any thereof (including without limitation options, warrants, convertible securities, stock appreciation rights or similar rights);

     (b) declared or made any payment of any dividend or other distribution (other than in cash) in respect of the shares of capital stock of the Company;
     (c) purchased or redeemed any of the shares of capital stock of the Company;

     (d) subdivided, combined, reclassified or recapitalized any of the shares of capital stock of the Company;

     (e) amended the Articles of Incorporation or Bylaws of the Company or any Subsidiary or changed the Company's or any Subsidiary's corporate name or permitted the use thereof by any other person;

     (f) agreed to merge or consolidate the Company or any Subsidiary with any other entity or to acquire any corporation, association, partnership, joint venture or other entity;
     (g) sold, transferred or otherwise disposed of (or agreed to sell, transfer or otherwise dispose of) any assets of the Company or any Subsidiary;

     (h) failed to maintain in full force and effect with respect to the assets, employees and business of the Company and the Subsidiaries all insurance coverage of the types and in the amounts as were in effect on and as of August 3, 1996;

     (i) to Seller's knowledge, made capital expenditures or commitments for additions to property, plant or equipment having an aggregate cost for the Company and its Subsidiaries of more than $82,000 (excluding capital expenditures that may be necessary if the Company ***);

     (j) to Seller's knowledge, made or agreed to make any increase in the compensation payable to any of the officers, directors or employees of the Company or any Subsidiary, other than in accordance with continuing obligations disclosed in the Disclosure Schedule;

     (k) entered into or amended any Plan (as that term is defined in Section 2.1.12);
     (l) changed the methods of accounting or accounting principles or practices of the Company or any Subsidiary from those set forth in or reflected by the Financial Statements;
     (m) suffered any material casualty, damage, destruction or loss, or interruption in use, of the assets or properties of the Company and the Subsidiaries taken as a whole (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or act of God;

     (n)  borrowed or loaned any money;
     (o) to Seller's knowledge, hired or terminated any employee who has an annual salary in excess of $50,000 or hired employees with aggregate annual salaries or wages in excess of $100,000, except employees necessary to staff the Company's new contract with Powder River Coal Company near Gillete, Wyoming;
     (p) without limitation by the enumeration of any of the foregoing, to the best of Seller's knowledge, entered into any transaction other than in the usual and ordinary course of business in accordance with past practices, except for actions taken in connection with the transactions contemplated by this Agreement;

     (q)  agreed, whether in writing or not, to do any of the foregoing;

     (r) lost, surrendered or had revoked or limited any license, permit or other similar right granted by any governmental authority to operate any asset in the manner in which it is currently operated;

     (s) entered into any material Company Contract not in the ordinary course of business, or cancelled, modified adversely, assigned, encumbered or discharged or terminated (other than by performance) any Company Contract; or

     (t) received any written notice reasonably expected to result in the termination of any material Company Contract.

     2.1.9  Title of Assets.  The Company and the Subsidiaries have good and
            ---------------
marketable title to their assets, including without limitation those reflected in the Financial Statements (including title to its real property in fee simple), free and clear of all Liens.

     2.1.10  Litigation, Compliance With Laws.  Except as set forth in the
             --------------------------------
Disclosure Schedule, there are no suits, actions, claims, arbitrations, administrative or legal or other proceedings, whether in equity or at law, or governmental or administrative investigations pending (i.e., where Seller, the Company or a Subsidiary has received service of process or other formal action to commence such a proceeding) or, to Seller's knowledge, threatened (a) against or related to (i) Seller with respect to the transactions contemplated by this Agreement, (ii) the Company or a Subsidiary or (iii) any material asset or property owned, leased or used by the Company or a Subsidiary, or (b) which question or challenge the validity of this Agreement or any action taken or to be taken pursuant to this Agreement. No actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to Seller's knowledge, threatened with respect to any Plan (as defined in Section 2.1.12). The Company and its Subsidiaries are in compliance in all material respects with federal, state or local governmental or judicial laws, ordinances, permits, requirements, decrees, rules, regulations, arbitration awards and orders applicable to them or their respective businesses, operations or properties. There is no order, writ, injunction, judgment or decree of any court or Federal, state or local department, official, commission, authority, board, bureau, agency, or other instrumentality issued or pending against the Company or any Subsidiary. The Company and the Subsidiaries have duly filed all material reports and returns required to be filed by them with governmental authorities and obtained all material governmental permits and licenses and other governmental consents which are required in connection with their respective businesses and operations. All of such permits, licenses and consents are in full force and effect and no proceedings for the suspension or cancellation of any of them is pending or, to Seller's knowledge, threatened.

     2.1.11  Company Contracts.  To Seller's knowledge, there are no existing
             -----------------
defaults by the Company or any Subsidiary under the Company Contracts (as hereafter defined) and no act or omission has occurred thereunder, in each case which (with or without notice or lapse of time or both) would reasonably be expected to result in a material adverse effect on the Company and the
Subsidiaries taken as a whole.   For purposes of this Agreement, the term
"Company Contracts" means and includes all contracts, mortgages, debt instruments, security agreements, licenses, commitments, guaranties, leases, charters, franchises, powers of attorney and agency and other agreements required to be listed on the Disclosure Schedule as a "Company Contract." To Seller's knowledge, the Disclosure Schedule lists all contracts, mortgages, debt instruments, security agreements, licenses, commitments, guaranties, leases, charters, franchises, powers of attorney and agency and other agreements to which the Company or a Subsidiary is a party or is bound (excluding purchase and sale orders made in the ordinary course of business in arms-length transactions and consistent in nature and scope with prior practices of the Company or a Subsidiary) as of the date of this Agreement and that:

     (a) involve or would involve the payment by the Company or a Subsidiary of in excess of $25,000 during any fiscal year or in excess of $50,000 in the aggregate during the remaining term of such Company Contract or the expected receipt by the Company and/or the Subsidiaries of more than $50,000 during its remaining term;

     (b) relate to the payment of royalties with respect to any services rendered by the Company or a Subsidiary;
     (c) guarantee, indemnify or otherwise cause the Company or a Subsidiary to be liable for the obligations or liabilities of another;
     (d) involve the borrowing or lending of money, or the granting of any Lien;
     (e) are or contain a power of attorney;
     (f) contain any renegotiation or redetermination provision;
     (g) restrict the Company or a Subsidiary from carrying on its business anywhere in the world;
     (h) require or are otherwise contingent upon the payment of commissions or compensation to any person not a party to such Company Contract;
     (i) involve leases or subleases of personal property where the annual payments thereunder exceed $25,000;
     (j) are operating agreements pursuant to which the Company or any Subsidiary provides switching or rail transportation services to any party; or
     (k) are otherwise material to the operations of the Company and the Subsidiaries taken as a whole.

The Disclosure Schedule generally describes the arrangements (formal and informal, written or oral) between the Company or a Subsidiary and any Related Party (including Seller) and the services or functions (administrative or otherwise) provided to the Company or a Subsidiary by any Related Party. To the best of Seller's knowledge, no Related Party owns any assets which are used in the Company's or a Subsidiary's business, and no Related Party is engaged in any business which competes with the Company's business. As used herein, the term "Related Party" means (A) Seller or any Affiliate of Seller, or (B) any corporation, partnership, association, limited liability company or other entity (other than the Company or a Subsidiary), in which any of the foregoing persons, or any person with whom any of the foregoing persons has any relation by blood or marriage, has any material interest, direct or indirect. As used herein, the term "Affiliate" means a person or entity which controls, is controlled by or is under common control with the person with respect to which the determination is being made. In the case of Seller, an Affiliate shall include each of the officers and directors of Seller. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, by contract or otherwise. True and complete copies of all written Company Contracts and written summaries of all oral Company Contracts have heretofore been furnished or made available to Buyer.

     2.1.12  Pension and Other Employee Plans and Agreements.  (a) Schedule
             -----------------------------------------------
2.1.12 describes each material employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), each employment, severance, salary continuation or other similar contract, stock purchase plan, stock option plan, stock appreciation plan, vacation, sick leave or other fringe benefit plan, incentive plan, insurance plan or arrangement, bonus plan and any deferred compensation agreement, plan, policy or funding arrangement sponsored, maintained or to which contributions are made or for which obligations have been incurred for the benefit of employees of the Company or a Subsidiary (the "Plan" or "Plans").

     (b) With respect to the Plans, Seller has delivered or made available to Buyer accurate and complete copies of the Plans, summary plan descriptions, and all related agreements, insurance contracts and other agreements which implement each such Plan, and, to the extent applicable, copies of the most recent determination letters, and copies of the most recent Forms 5500.

     (c) Each Plan (and any related trust agreement) has been administered in all material respects in accordance with its terms and Seller, the Company and each Subsidiary are in compliance in all material respects with the applicable provisions of ERISA, the Code and other laws applicable thereto.

     (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Plan.

     (e) No accumulated funding deficiency, whether or not waived, exists with respect to any such Plan, no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan, and neither the Company nor any Subsidiary has failed to make full payment when due of all amounts which under the provisions of any such plan are required to be made as contributions thereto.

     (f) All reports, returns and similar documents with respect to each Plan required to be filed with any governmental agency or distributed to any participant of each Plan have been duly and timely filed or distributed.

     (g) To Seller's knowledge, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened with respect to any Plan, (B) neither the Company, a Subsidiary, Seller, nor any Plan fiduciary has, with respect to the Plans, engaged in a prohibited transaction, as such term is defined in Section 4975 of the Code or Section 406 of ERISA and (C) except with respect to this transaction, no event or condition exists with respect to any Plan which constitutes a reportable event within the meaning of Section 4043 of ERISA, as to which a waiver is not applicable.

     (h) Neither the Company nor a Subsidiary contributes or has contributed in the past to a multiemployer plan, as such term is defined in Section 3(37) of ERISA.

     (i) Schedule 2.1.12 lists all Plans which are subject to Title IV of ERISA. With respect to each such Plan in which Seller, the Company or any Subsidiary participates or has participated, (A) neither Seller, the Company nor any Subsidiary has withdrawn from such plan during a plan year in which it was a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA), (B) neither Seller, the Company nor any Subsidiary has filed a notice of intent to terminate any such plan or adopted any amendment to treat any such plan as terminated; (C) the PBGC has not instituted proceedings to terminate any such plan; (D) no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan; (E) all required premium payments to the PBGC have been paid when due; (F) no reportable event (as described in Section 4043 of ERISA) has occurred; (G) no excise taxes are payable under the Code; and (H) no amendment with respect to which security is required under
Section 307 of ERISA has been made or is reasonably expected to be made.

     (j) Schedule 2.1.12 includes for each such plan, as of its last valuation date, the amount by which its assets exceeded (or were less than) its "benefit liabilities" (within the meaning of Section 4001 (a)(16) of ERISA). Since the last valuation date for each such plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder and, to the knowledge of Seller, there has been no event or occurrence that would cause a material change in the excess of assets over benefit liabilities as listed in
Schedule 2.1.12 or the amount by which benefit liabilities exceed assets as listed in Schedule 2.1.12.

     2.1.13  Tax Matters.   As used in this Agreement, the following terms shall
             -----------
have the following meanings: (i) the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and (ii) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto. Any reference in this Section
2.1.13 to the Company includes a reference to a person or entity acting on behalf of or with respect to the Company (including, without limitation, Seller). The Company and the Subsidiaries have duly and timely filed all Returns required to have been filed by them prior to the Closing Date. All Taxes shown on such Returns as being due have been fully paid on or prior to the due date thereof. There are no tax sharing agreements to which the Company or a Subsidiary is a party that will survive the Closing Date.


     2.1.14   Environmental.  (a)  To Seller's knowledge, the Real Estate (as
              -------------
defined in Section 2.1.19) and the real property leased by the Company and the Subsidiaries (collectively with the Real Estate the "Real Property") are in substantial compliance in all material respects with applicable Environmental Laws (as hereinafter defined) and each of the Company and the Subsidiaries has obtained all material permits required by such Environmental Laws for its operations.

     (b) To Seller's knowledge, the Company's and the Subsidiaries' off-site disposal from the Real Property, or by them from the sites at which they conduct operations, of materials regulated by applicable Environmental Laws has been accomplished in substantial compliance in all material respects with applicable Environmental Laws.

     (c) To Seller's knowledge, since July 1, 1994, neither the Company nor a Subsidiary has received any written claim advising it that it is in violation of an Environmental Law or any written claim or notice from any party that the Company or any Subsidiary has been identified as a potentially responsible party under CERCLA (as defined below).

     (d) Seller has provided Buyer with copies of all reports, studies or other documents of which Seller is aware and which are in the possession of Seller, the Company or the Subsidiaries concerning the compliance of the Real Property with applicable Environmental Laws.

     (e) To Seller's knowledge, Schedule 2.1.14 lists the above and below-ground storage tanks that are located on the Real Property.

     (f) To Seller's knowledge, the handling, transportation, storage, use and disposal of materials, substances or wastes generated by the Company or the Subsidiaries and regulated under applicable Environmental Laws have been accomplished in compliance with applicable Environmental Laws.

     (g) As used herein, the term Environmental Laws shall mean the following statutes, as amended, and any regulations promulgated thereunder, as they existed on the Closing Date:
               (i)   Clean Air Act, 42 USC (S)7401 et seq.;
                                                   ------
               (ii) Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 USC (S)1251 et seq.;
                                          ------
               (iii) Resource Recovery and Conservation Act, 42 USC (S)6901 et
                                                                            --
          seq.;
          ---

               (iv) Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC (S)9601 et seq. as amended by the Superfund
                                        ------
          Amendments and Reauthorization Act of 1986 ("CERCLA");

               (v)   Toxic Substance Control Act, 15 USC (S)2601 et seq.; and
                                                                 ------

               (vi) applicable state or local statutes, regulations, laws or ordinances having jurisdiction over the Real Estate and pertaining to the subject matter embodied in the Environmental Laws set forth in (i-v) above, as they existed on the Closing Date.

          2.1.15  Receivables.  The trade accounts and other receivables of the
                  -----------
Company and the Subsidiaries are bona fide receivables, arose out of arms-length transactions in the ordinary course of business and are recorded correctly on the applicable books and records of the Company or a Subsidiary. No receivable is subject to counterclaim or set off except to the extent included in the reserves with respect thereto.

          2.1.16  Intangible Assets.  The Disclosure Schedule lists all material
                  -----------------
patents, trademarks and service marks, patent, trademark and service mark registrations and applications, trade names, copyrights, copyright registrations and applications, and licenses with respect thereto owned by the Company or a Subsidiary and used by it in its business operations (collectively, the "Intellectual Property"). The Company or a Subsidiary owns all right, title and interest in and to the Intellectual Property listed on the Disclosure Schedule free and clear of all Liens without the necessity for the payment of any royalties or similar charges. There are no claims, demands or proceedings instituted, pending or, to Seller's knowledge, threatened, pertaining to or challenging the right of the Company or a Subsidiary to use any of the Intellectual Property or alleging that any of the Intellectual Property infringes or otherwise violates the patent, trade name, trademark, copyright or other rights of any other person.

          2.1.17  Customers and Suppliers.   To Seller's knowledge, since August
                  -----------------------
3, 1996, there has not been any termination, cancellation or material limitation in the business relationship of the Company or a Subsidiary with any of its significant customers or suppliers, except a lease agreement to supply two locomotives to PCS Phosphates in White Springs, Florida.

          2.1.18  Employees.  None of the employees of the Company or the
                  ---------
Subsidiaries is employed under a collective bargaining agreement. No union has been certified as the collective bargaining agent for the employees of the Company and the Subsidiaries. To Seller's knowledge, with respect to employees of the Company and the Subsidiaries: (i) there is no pending or threatened unfair labor practice charge or employee grievance charge; (ii) there is no request for union representation, labor strike, dispute, slowdown or stoppage pending or threatened against or directly affecting the Company or a Subsidiary and (iii) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending.

          2.1.19  Real Estate.  The Company and/or a Subsidiary owns the real
                  -----------
estate identified in the Disclosure Schedule as being so owned (the "Real Estate"), subject only to real estate taxes not delinquent and to covenants, conditions, restrictions and easements of record which are set forth or described in the Disclosure Schedule. To Seller's knowledge, the buildings on the Real Estate are free of major structural defects. Seller is not a "foreign person" within the meaning of Section 1455 of the Code.

          2.1.20  Equipment.  To Seller's knowledge, the tangible personal
                  ---------
property owned or leased by the Company or a Subsidiary and used in its operations (collectively, the "Equipment") constitutes all tangible personal property necessary in order for the Company and the Subsidiaries to conduct their businesses as they are presently conducted. Seller has no rights in or to such Equipment, and all such Equipment will be owned or leased by the Company or a Subsidiary immediately following the Closing on the same terms as exist as of the date of this Agreement.

          2.1.21  Insurance.  Schedule 2.1.21 contains a correct and complete
                  ---------
list of all fire, theft, casualty, liability and life insurance coverage insuring the Company and the Subsidiaries and their respective personnel, assets and operations, specifying with respect to each risk insured against the limits of coverage. All premiums due to maintain such insurance in force through the Closing Date have been paid or accrued for. True and complete copies of such insurance policies have heretofore been furnished or made available to Buyer.

          2.1.22  No Other Representations and Warranties by          Seller.
                  ------------------------------------------          ------

     (a) Seller shall not be deemed to have made to Buyer any representation or warranty other than as expressly made by Seller in Section 2.1 hereof (as such representations and warranties are supplemented by the Exhibits relating thereto).
     (b) Without limiting the generality of the foregoing, but subject to the express representations and warranties made by Seller in Section 2.1, Seller is not making any representation and warranty with respect to:

          (i) any projections, estimates or budgets heretofore delivered to or made available to Buyer or any of its representatives or investors of future revenues, expenses or expenditures, results of operations (or any component thereof) or financial condition (or any component thereof) of the Company and/or the Subsidiaries, or
          (ii) any other information or documents made available to Buyer or any of its representatives or investors with respect to the Company and/or the Subsidiaries (including without limitation the packages of technical, financial and other information dated 7/29/96 and 8/22/96 previously delivered to Buyer).

     (c) Certain matters disclosed on the Disclosure Schedule may not be required to be disclosed therein, but may be stated therein for information purposes only, and no such disclosure shall constitute an indication or admission of the materiality thereof or create a standard of disclosure, and no representation or warranty is or shall be deemed to have been made by Seller by reason of the inclusion of such matters.

For purposes of this Agreement, references to the "knowledge of Seller", "Seller's knowledge" or words of similar import shall mean and include the actual knowledge of the officers and directors of Seller after due inquiry of the officers and personnel of the Company and the Subsidiaries listed on
Schedule 2.1.23 hereto.

          2.2    Representations and Warranties of Buyer.  Buyer hereby
                 ---------------------------------------
represents and warrants to Seller as follows:

          2.2.1  Organization and Good Standing.  Buyer is a corporation duly
                 ------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and carry on its business as now conducted.

          2.2.2  Corporate Power and Authority.  Buyer may execute, deliver and
                 -----------------------------
perform this Agreement without the necessity of Buyer obtaining any consent, approval, authorization or waiver or giving any notice or making any filing, except for such consents, approvals, authorizations, waivers, notices and filings:

     (a) which have been obtained and are unconditional and are in full force and effect and such notices or filings which have been duly given or made (other than filings under the HSR Act);

     (b)  which may be required under the HSR Act;

     (c) which may be required under Title 49 USC 11323(a)(4), unless an exemption from the requirements of such section is available; or

     (d)  which are immaterial.

Buyer has the full right, power and authority (including corporate power and authority) to execute and deliver this Agreement and all other documents and instruments to be executed by Buyer in connection herewith and to perform all of its covenants and undertakings herein or therein set forth. This Agreement and all other documents and instruments to be executed by Buyer in connection herewith have been duly authorized, executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application relating to or affecting the enforcement of rights of creditors generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer do not and will not (i) constitute a violation of the Certificate of Incorporation, as amended, or the Bylaws, as amended, of Buyer or (ii) violate any provision of law, statute, ordinance, judgment, decree, rule, regulation, order, permit, or license of any court, governmental authority or arbitrator applicable or relating to Buyer or its assets or business.

          2.2.3  Acquisition of Shares for Investment.  Buyer and its
                 ------------------------------------
accountants, consultants and advisers have been permitted to review the Company's and the Subsidiaries' respective premises, facilities, books and records, and the Company Contracts, and to conduct interviews with Seller's and the Company's and each Subsidiary's officers and employees regarding the business, operations, financial condition and results of operations of the Company and the Subsidiaries, for the purpose of obtaining information deemed necessary by Buyer to enable it to properly evaluate its acquisition of the
Shares.  Buyer acknowledges that   in acquiring the Shares under this Agreement,
Buyer has relied solely on its own due diligence investigation, the representations and warranties set forth in Section 2.1, including the information in the Disclosure Schedule related thereto and the documents and information referred to therein, and the other covenants and statements of Seller set forth in this Agreement, and not upon any other representations, warranties, covenants or statements of any kind. Buyer is an "accredited investor",as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and has sufficient knowledge, experience and sophistication to enable it properly and fully to evaluate and understand the merits and risks associated with its acquisition of the Shares. Buyer is acquiring the Shares for its own account for investment and with no present intention of distributing or reselling such Shares or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Buyer understands that the Shares have not been registered under the Securities Act or any state securities laws and may not be sold or transferred except in compliance therewith or pursuant to an exemption thereunder and are being transferred to Buyer, in part, in reliance on the foregoing representation and warranty.


                                  ARTICLE III
                                   Covenants
                                   ---------

          3.1  Access to Records After Closing.  (a) Following the Closing,
               -------------------------------
Buyer shall give, and shall cause the Company and each Subsidiary to give, to Seller, without charge, reasonable access to (and the right to make copies at the expense of Seller of) the books, files, records and tax returns of the Company and each Subsidiary to the extent that such relate to the business and operations of the Company or a Subsidiary on or prior to the Closing Date and are in the Company's or a Subsidiary's possession on the Closing Date or subsequently come into its possession, but any access pursuant to this Section
3.1 shall be conducted by Seller in good faith, with a reasonable purpose and in such manner as not to interfere unreasonably with the operations of the Company or such Subsidiary. For a period of five years after the Closing, Buyer shall maintain such books, files, records and tax returns and thereafter, prior to destroying or disposing of any of them, Buyer shall give, or shall cause the Company to give, 30 days' advance notice to Seller of the intended destruction or disposition, and during such 30-day period Seller shall have the right to take possession of the same or to make copies of the same, all at Seller's expense.

     (b) Following the Closing, Seller shall give to Buyer, without charge, reasonable access to (and the right to make copies at the expense of Buyer of) the books, files, records and tax returns of Seller to the extent that such relate to the business and operations of the Company or a Subsidiary on or prior to the Closing Date and are in Seller's possession on the Closing Date or subsequently come into Seller's possession, but any access pursuant to this
Section 3.1 shall be conducted by Buyer in good faith, with a reasonable purpose and in such manner as not to interfere unreasonably with the operations of Seller. For a period of five years after the Closing, Seller shall maintain such books, files, records and tax returns and thereafter, prior to destroying or disposing of any of them, Seller shall give 30 days' advance notice to Buyer of the intended destruction or disposition, and during such 30-day period Buyer shall have the right to take possession of the same or to make copies of the same, all at Buyer's expense.

     (c) Following the Closing, Buyer shall cause to be prepared and delivered to Seller (to the extent not already prepared and delivered) in the normal timeframe followed by Seller and the Company consistent with past practice and in all events within 15 days after it shall have been requested by Seller, the financial reporting package for the Company (but only in respect of periods ending on or prior to the Closing Date) for (i) the quarterly closing for Seller's fiscal quarter ended August 3, 1996, (ii) the period from August 4, 1996 through the Closing Date and (iii) Seller's fiscal year ending January 31, 1997.

          3.2  Services Agreement.  For a period of up to four months following
               ------------------
the Closing, Seller will provide MIS services, substantially similar to those currently provided, to the Company in exchange for $5,000 per month, and will lease to Buyer the space currently used by the Company and the Subsidiaries at Seller's Midlothian, Virginia, headquarters for a period equal to the period during which Seller remains at such facility, pursuant to a services agreement to be entered into between Seller and the Company (the "Services Agreement").

          3.3  Employee Matters.
               ----------------

     (a) (i) As soon as practicable but no later than 90 days after the Closing Date, Buyer shall, or shall cause the Company and the Subsidiaries to, establish or designate, and maintain, a defined benefit plan ("Buyer's DB Plan") to provide benefits to the employees of the Company and the Subsidiaries which are substantially equivalent to the benefits provided under the Brenco Retirement Plan ("Seller's DB Plan"). Buyer's DB Plan shall be qualified under
Section 401(a) of the Code and shall provide participants credit for service with the Company and the Subsidiaries (and their affiliates and predecessors) prior to the Closing Date for all purposes for which such service was recognized under Seller's DB Plan.

     (ii) As soon as practicable after the receipt by Seller of the documents described in Section 3.3(a)(iii) below, Seller shall cause the trustee of Seller's DB Plan to transfer to the trust forming a part of Buyer's DB Plan cash (or other property acceptable to the trustee of Buyer's DB Plan) in an amount not less than the amount required by Section 414(1)(1) of the Code and the regulations thereunder for all current and former employees and beneficiaries of deceased employees of the Company and the Subsidiaries (the "DB Participants"). The amount of such transfer shall be determined as of the Closing Date by Seller and its actuaries in accordance with the Seller's actuaries' normal practices and procedures in preparing Seller's actuarial report and reviewed by an actuary for Buyer. The amount so transferred shall be appropriately adjusted for earnings or loss and distributions with respect to the period following the Closing Date to the date of transfer. In addition, Seller shall transfer to Buyer the amount by which Buyer's DB Plan liabilities to the DB Participants exceeds Seller's DB Plan assets actually transferred to Buyer's DB Plan for the DB Participants. The amount of such excess shall be determined as of the Closing Date by Seller and its actuaries in accordance with Seller's actuaries' normal practices and procedures in preparing Seller's actuarial report. For all purposes of this paragraph (ii), the calculations of assets and liabilities transferred shall be based upon assumptions used when a plan is terminated. Buyer and its actuaries, at Buyer's expense, shall have the right to review the calculation of the amount of such excess, but shall not be entitled to challenge any of the actuarial assumptions included in such normal practices or procedures. In the event the parties cannot agree on the amount of such excess, then the calculation shall be reviewed and finally determined by a third actuary selected by Buyer and Seller; the fees and expenses of the third actuary shall be shared equally by Buyer and Seller. Buyer shall cause the Buyer's DB Plan to provide such distribution options and other benefits, rights and features with respect to the transferred assets as are required under Section 411 (d)(6) of the Code and the regulations issued thereunder.

     (iii)  Within 90 days after the Closing Date, Buyer shall deliver to Seller
(A) a copy of the documents evidencing the Buyer's DB Plan, (B) a copy of the determination letter application to the IRS for the Buyer's DB Plan and (C) a representation of Buyer and an opinion of counsel in the form attached hereto to Seller to the effect that the Buyer's DB Plan and its related funding vehicle meet the requirements of Section 401(a) and 501(a) of the Code. No transfer of assets shall be made unless Buyer provides Seller with the documents referred to in this subsection (iii). Buyer agrees to use its best efforts to take all action necessary to obtain a favorable determination letter from the IRS with respect to the Buyer's DB Plan, including making any amendments to the Buyer's DB Plan which may be required by the IRS as a condition for the issuance of such letter.

     (iv) In consideration for the transfer by the Seller's DB Plan of the assets to the trust forming a part of Buyer's DB Plan, Buyer shall assume all of the liabilities and obligations of Seller and its affiliates in respect of the DB Participants and their beneficiaries under the Seller's DB Plan.

     (b) (i) Within 15 days after the Closing Date, Buyer shall, or shall cause the Company and the Subsidiaries to, establish or designate, and maintain, a defined contribution plan (the "Buyer's DC Plan") to provide benefits to the employees of the Company and the Subsidiaries which are substantially equivalent to the benefits provided under the Brenco Supplemental Pension Plan (the "Seller's DC Plan"). Buyer's DC Plan shall be qualified under Sections 401(a) and 401(k) of the Code and shall provide participants credit for service with the Company and the Subsidiaries (and their affiliates and predecessors) prior to the Closing Date for all purposes for which such service was recognized under the Seller's DC Plan. Buyer shall give effect under Buyer's DC Plan to salary reduction elections made by DC Participants under Seller's DC Plan.

     (ii) As soon as practicable after the receipt by Seller of the documents described in Section 3.3(b) (iii) below, Seller shall cause the trustee of the Seller's DC Plan to transfer to the trust forming a part of the Buyer's 401(k) Plan cash (or other property acceptable to the trustee of the Buyer DC Plan including promissory notes from participants) in an amount equal to the account balances for all current and former employees and beneficiaries of deceased employees of the Company and the Subsidiaries (the "DC Participants"). The amount of such transfer shall be determined as of the Closing Date by Seller and Seller's DC Plan trustees and reviewed by Buyer, and shall be appropriately adjusted for earnings or loss and distributions with respect to the period following the Closing Date to the date of transfer.

 Buyer shall cause the Buyer DC Plan to provide such distribution options and other benefits, rights and features with respect to the transferred assets as are required under Section 411(d)(6) of the Code and the regulations issued thereunder.

     (iii)  Within 90 days after the Closing Date, Buyer shall deliver to Seller
(A) a copy of the documents evidencing the Buyer DC Plan, (B) a copy of the determination letter applica tion to the IRS for the Buyer DC Plan and (C) a representation of Buyer and an opinion of counsel in the form attached hereto to Seller to the effect that Buyer's DC Plan and its related funding vehicle meet the requirements of Section 401(a) and 501(a) of the Code. No transfer of assets shall be made unless Buyer provides Seller with the documents referred to in this subsection (iii). Buyer agrees to use its best efforts to take all action necessary to obtain a favorable determination letter from the IRS with respect to Buyer's DC Plan, including making any amendments to Buyer's DC Plan which may be required by the IRS as a condition for the issuance of such letter.

     (iv) In consideration for the transfer by the Seller's DC Plan of the assets to the trust forming a part of Buyer's DC Plan, Buyer shall assume all of the liabilities and obligations of Seller and its affiliates in respect of DC Participants and their beneficiaries under Seller's DC Plan.

     (c) Effective as of the Closing Date, Buyer will establish a Code Section 125 flexible benefits program ("Buyer's FSA") providing benefits that are the same as those available under the Brenco Incorporated Pre-Tax Plan (Premium Conversion Plan and Health Care Reimbursement Plan) (the "Seller's FSA") (collectively referred to as the "Seller's Pre-Tax Plan"). Effective as of the Closing Date, Buyer shall assume all obligations to pay all unpaid claims of the FSA Participants in Seller's FSA as of the Closing Date. Each of the FSA Participants shall be credited as of the Closing Date under Buyer's FSA with the amounts available for reimbursement for each elected benefit equal to such amounts as were credited under Seller's FSA with respect to such person immediately prior to the Closing Date. Buyer shall give effect under Buyer's FSA to calendar 1996 salary reduction elections made by FSA Participants with respect to Seller's FSA and no new benefit elections for 1996 will be allowed to the FSA Participants except as otherwise provided by Buyer's FSA in the event of a change in family circumstances. Buyer shall pay to Seller the excess, if any, of (i) the aggregate claims paid under Seller's FSA to FSA Participants from January 1, 1996 through the Closing Date over (ii) the aggregated amount of payroll withholding related to Seller's FSA with respect to such persons during such period, or Seller shall pay to Buyer the excess, if any, of (x) the aggregate amount of payroll withholding related to Seller's FSA with respect to FSA Participants from January 1, 1996 through the Closing Date over (y) the aggregate claims paid under Seller's FSA to such persons during such period.
For purposes of this Section (c), "FSA Participants" shall mean those current and former employees and beneficiaries of deceased employees of the Company and the Subsidiaries who participate in the Seller's FSA as of the Closing Date for calendar 1996.

          (d) Seller shall provide its existing group health plan coverage for any and all claims for health, medical, dental, drug or similar benefits for employees of the Company and the Subsidiaries (and their beneficiaries) arising out of or with respect to services provided on or prior to midnight of the Closing Date (without regard to whether such claims were then reported). Buyer shall provide a group health plan ("Buyer's Health Plan") for current and former employees and COBRA qualified beneficiaries of the Company and the Subsidiaries (and their beneficiaries) which shall provide coverage for medical, dental and drug benefits substantially similar to that provided by Seller and such coverage shall apply with respect to services provided on or after 12:01 a.m. on the day following the Closing Date. Buyer's Health Plan will waive eligibility waiting periods, pre-existing conditions and "actively at work" requirements to the extent such eligibility waiting periods, pre-existing conditions and "actively at work" requirements were satisfied under Seller's group health plan as of the Closing Date, provided however, that Buyer's Health Plan will give credit for employment service with Seller to the extent that any recent hires of Seller have earned service credit with Seller toward their eligibility waiting periods and coverage for pre-existing conditions, and will credit any health or medical service expenses incurred during the 1996 plan year and on or before the Closing Date for purposes of applying the deductible and out of pocket limits under Buyer's Health Plan.

          (e) Schedule 3.3 hereto lists the employees of the Company and the Subsidiaries who are absent from work because of disability as of the date hereof. Seller shall provide through midnight of the Closing Date its existing long term disability benefits for employees of the Company and the Subsidiaries who become totally and permanently disabled as defined under Seller's long term disability plan prior to midnight of the Closing Date. Effective as of 12:01 a.m. on the day following the Closing Date, Buyer shall provide to all employees of the Company and the Subsidiaries short and long term disability benefits and coverage substantially similar to the benefits and coverage currently provided by the Company and the Subsidiaries. Buyer's Short and Long Term Disability Plans will waive eligibility waiting periods, pre-existing conditions and "actively at work" requirements to the extent such eligibility waiting periods, pre-existing conditions and "actively at work" requirements were satisfied under Seller's group disability plans as of the Closing Date, provided however, that Buyer's Short and Long Term Disability Plans will give credit for employment service with Seller to the extent that any recent hires of Seller have earned service credit with Seller toward their eligibility waiting periods and coverage for pre-existing conditions.

          (f) Seller shall provide its existing group life and accidental death and dismemberment plan coverage for current employees of the Company and the Subsidiaries

(and their beneficiaries) arising out of any death or accident that occurs prior to midnight of the Closing Date (without regard to whether such claims were then reported). Buyer shall provide group life and accidental death and dismemberment plans ("Buyer's Life and AD&D Plans") for employees of the Company and the Subsidiaries (and their beneficiaries) which shall provide substantially similar coverage to that provided by Seller and such coverage shall apply with respect to the deaths or accidents occurring on or after 12:01 a.m. on the day following the Closing Date. Buyer's Life and AD&D Plans will waive eligibility waiting periods, pre-existing conditions and "actively at work" requirements to the extent such eligibility waiting periods, pre-existing conditions and "actively at work" requirements were satisfied under Seller's group life and accidental death and dismemberment plans as of the Closing Date, provided however, that Buyer's Life and AD&D Plans will give credit for employment service with Seller to the extent that any recent hires of Seller have earned service credit with Seller toward their eligibility waiting periods and coverage for pre-existing conditions.

          (g) Seller shall provide its existing post-retirement life insurance plan coverage for employees of the Company and the Subsidiaries whose retirement date occurs on or before midnight of the Closing Date. Buyer shall provide post-retirement life insurance plan coverage ("Buyer's Retiree Life Plan") for employees (including disabled employees) of the Company and the Subsidiaries (and their beneficiaries) which shall provide substantially similar coverage to that provided by Seller and such coverage shall apply to such employees whose retirement date occurs on or after 12:01 a.m. the day following the Closing Date. Buyer's Retiree Life Plan shall waive eligibility waiting periods and pre-existing condition limitations to the extent such eligibility waiting periods and pre-existing condition limitations requirements were satisfied under Seller's post-retirement life insurance plan as of the Closing Date, provided however, that Buyer's Retiree Life Plan will give credit for employment service with Seller toward their eligibility waiting periods and coverage for pre-existing conditions.

          (h) Schedule 3.3 hereto lists the employees of the Company and the Subsidiaries who are absent from work and receiving workers compensation as of the date hereof. Effective as of 12:01 a.m. on the day following the Closing Date, Buyer shall provide to all employees of the Company and the Subsidiaries workers compensation benefits.

          (i) Buyer shall provide severance benefits to all employees of the Company and the Subsidiaries who are terminated by Buyer within the first 60 days following the Closing Date. Such benefits shall be in accordance with the most favorable (to terminated employees) of Buyer's severance policies or Seller's severance policies. To the extent that such severance benefits are determined based on service, all employment service with Seller shall be counted in determining such benefits. Buyer shall be responsible for all severance obligations to all employees of the Company and the Subsidiaries.

          (j) Buyer and Seller shall cooperate with one another and take, or cause to be taken, such action as may be necessary or desirable to accomplish the actions described in this Section 3.3. Buyer and Seller agree to provide each other with such records, information and assistance as they may reasonably request without charge, including any such information necessary to carry out their respective obligations under this Section 3.3.

          (k) No employee of Buyer, nor his spouse, former spouse or other beneficiary under any plan of Seller or Buyer shall be entitled to assert any claim, as a third party beneficiary or otherwise, under any provision of this Agreement (including, but not limited to, this Section 3.3).

          3.4    Section 338 Election.  If requested by Buyer, which request
                 --------------------
shall be made not later than 60 days after the Closing, Buyer and Seller shall join in an election to have the provisions of Section 338(h)(10) of the Code and similar provisions of state law ("Section 338 Elections") apply to the acquisition of the Company. Buyer shall be responsible for, and control, the preparation and filing of such election. The allocation of purchase price among the assets of the Company shall be made in accordance with Code Sections 338 and 1060 and any comparable provisions of state, local or foreign law, as appropriate. Seller shall, unless it would be unreasonable to do so, accept Buyer's determination of such purchase price allocations and shall report, act, file in all respects and for all purposes consistent with such determination of Buyer. Buyer shall be responsible for the preparation of all documents or forms (including Section 338 Forms as defined below) and Seller shall have no liability for the adequacy or inadequacy of such forms. Seller shall execute and deliver to Buyer all such documents or forms (including Section 338 Forms) prepared by Buyer as Buyer shall reasonably request. "Section 338 Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local taxing authority in connection with a 338(h)(10) Election, including, without limitation, any "statement of Section 388 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulations.

          3.5  Consents.   Buyer shall be responsible for obtaining all
               --------
consents, if any, and giving all notices, if any, required under Title 49 USC 11323 (a)(4). Buyer and Seller shall cooperate with each other and take, or cause to be taken, such action as may be necessary in obtaining such consents and giving such notices as may be necessary in connection with the transactions contemplated under this Agreement, including without limitation those set forth in the first sentence of this Section 3.5.

          3.6  Insurance.   Buyer shall continue in effect for at least three
               ---------
years after the Closing Date the claims made policies of the Company and Subsidiaries in effect on the Closing Date.

                                    Closing
                                    -------

          4.1  Time and Place.  The closing for the consummation of the purchase
               --------------
and sale provided for in this Agreement (the "Closing") is taking place at the offices of Buyer, 71 Lewis Street, Greenwich, Connecticut, simultaneously with the execution and delivery of this Agreement on November 8, 1996 (the "Closing Date").

          4.2  Buyer's Deliveries.  At the Closing, Buyer is delivering to
               ------------------
Seller:
     (a)  the Initial Purchase Price and the Letter of Credit as provided in
Section 1.3;
     (b)  a certified copy of Buyer's Certificate of Incorporation and by-laws;
     (c) a certificate of good standing of Buyer issued by the Secretary of State of Delaware;

     (d) an incumbency and specimen signature certificate with respect to the officers of Buyer executing this Agreement, and any other document delivered hereunder, on behalf of Buyer;

     (e) a certified copy of resolutions of Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and any other document delivered by Buyer hereunder;

     (f)  the opinion of Harter, Secrest & Emery;
     (g)  the Services Agreement; and
     (h) a letter from Crestar Bank confirming that Seller has no liability in respect of a $75,000 letter of credit issued by such bank on behalf of the Company.

          4.3  Seller's and the Company's Deliveries.  At the Closing, Seller or
               -------------------------------------
the Company is delivering to Buyer:
     (a) a certified copy of the Articles of Incorporation and by-laws of Seller, the Company and each Subsidiary;

     (b) certificates of good standing of Seller, the Company and each Subsidiary issued by the Secretary of State of each jurisdiction in which such corporation is incorporated or qualified to do business as indicated on Schedule 2.1.1;

     (c) an incumbency and specimen signature certificate with respect to the officers of Seller and the Company executing this Agreement, and any other document delivered hereunder, on behalf of Seller and the Company;

     (d) certificates representing all outstanding Shares, duly endorsed in blank or with duly executed stock powers attached;
     (e) the written resignations, effective as of the Closing Date, of such of the directors and officers of the Company and the Subsidiaries as are designated by Buyer to resign;

     (f) a certified copy of resolutions of the Company's board of directors authorizing the execution, delivery and performance of this Agreement and any other document delivered by the Company hereunder;

     (g) a certified copy of resolutions of Seller's board of directors authorizing the execution, delivery and performance of this Agreement and any other document delivered by Seller hereunder;

     (i) a release, in form and substance reasonably satisfactory to Buyer, duly executed by The First National Bank of Chicago ("First Chicago"), pursuant to which First Chicago releases the Company and the Subsidiaries from their obligations, as a guarantor or otherwise, under or pursuant to any indebtedness incurred by Seller or its corporate parent to First Chicago;

     (j) the minute books and stock records of the Company and the Subsidiaries;
     (k)  the opinion of Mays & Valentine L.L.P.; and
     (l)  the Services Agreement.

                                   ARTICLE V
                                Indemnification
                                ---------------

          5.1  Indemnification by Seller.  Seller agrees to indemnify and hold
               -------------------------
harmless Buyer against any and all liability, damage, loss or expense (including reasonable counsel fees), resulting from, arising out of or connected with:

     (a) any breach of the representations and warranties made by Seller in this Agreement or in any certificate or instrument furnished or to be furnished to Buyer hereunder or in connection with the Closing hereunder;

     (b) the nonfulfillment of any agreement or covenant made by Seller in this Agreement or in any instrument furnished or to be furnished by Seller to Buyer hereunder or in connection with the Closing hereunder;

     (c) any liability or obligation imposed on the Company or any Subsidiary solely by virtue of the Company or any Subsidiary being an "ERISA Affiliate" with respect to Seller or its subsidiaries (other than the Company or any Subsidiary) for any period ending on or before the Closing Date; for this purpose, "ERISA Affiliate" shall mean each person or entity required to be aggregated as a single employer under Section 414 (b), (c), (m) or (o) of the Code; and

     (d) any liability or obligation imposed on the Company or any Subsidiary solely be virtue of the Company or any Subsidiary being jointly and severally liable under Treas. Reg. Section 1.1502-6 (or analogous state or local provision) for Federal, state or local net income Taxes of Seller or its subsidiaries for any period ending on or before the Closing Date.

Buyer shall not be entitled to assert any claim for indemnification under subsection (a) of this Section 5.1 unless and until such time as the aggregate of such claims of Buyer exceeds $100,000 (the "Basket"), and then only to the extent of such excess; provided, however, (i) in no event (other than with respect to a breach of the representations and warranties set forth in Sections 2.1.12 and 2.1.14 hereof) shall Seller's aggregate indemnification obligation under Section 5.1(a) exceed $2,000,000 (the "Cap") and (ii) in no event shall Seller's aggregate indemnification obligation under Section 5.1(a) with respect to a breach of the representations and warranties set forth in Sections 2.1.12 and 2.1.14 exceed the aggregate of $1,000,000 (the "Separate Cap") plus any amounts remaining available under the Cap. All indemnification claims with respect to a breach of the representations and warranties set forth in Sections 2.1.12 and 2.1.14 shall be charged first against the Separate Cap and then against the Cap. Indemnification of Buyer for breach of a representation or warranty contained in Section 2.1.14 is conditioned upon the assertion by a party other than Buyer of a claim of violation of Environmental Laws, which alleged violation existed on or before the Closing Date.

          5.2  Indemnification by Buyer.  Buyer agrees to indemnify and hold
               ------------------------
harmless Seller against any and all liability, damage, loss or expense (including reasonable counsel fees), resulting from, arising out of, or connected with:

     (a) any breach of the representations and warranties made by Buyer in this Agreement or in any certificate or other instrument furnished or to be furnished to Seller hereunder or in connection with the Closing hereunder;

     (b) the nonfulfillment of any agreement or covenant made by Buyer in this Agreement or in any instrument furnished or to be furnished by Buyer to Seller hereunder or in connection with the Closing hereunder; and

     (c) the operations of the Company and the Subsidiaries after the Closing Date.

          5.3  Notice of Claim.  Written notice (a "Notice of Claim") with
               ---------------
reasonably detailed particulars as to any claim for which indemnification rights are granted hereunder shall be given to the party from which indemnification is or at a later date may be sought (the "Indemnitor") promptly after such claim shall have been served upon, or otherwise become known to, the party seeking or who may subsequently seek indemnification (the "Indemnitee"). Notwithstanding the foregoing, the Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant information shall not constitute a defense in whole or in part to any claim by the Indemnitee against the Indemnitor except to the extent that such failure by the Indemnitee shall have resulted in a material prejudice to the Indemnitor.

          5.4  Defense of Third Party Claims.
               -----------------------------

     (a) The Indemnitor shall have the right, but not the obligation, upon receipt of a Notice of Claim and at its expense, to defend such claim in its own name or, if necessary, in the name of the Indemnitee. The Indemnitee will cooperate with and make available to the Indemnitor such assistance and materials as may be reasonably requested of it, and the Indemnitee shall have the right, at its expense, to participate in the defense. Neither the

Indemnitee nor the Indemnitor shall have the right to settle and compromise such claim without the consent of the other, which consent will not be unreasonably withheld or delayed.

     (b) So long as the Indemnitor is diligently defending, in good faith, any such third party claim, the Indemnitor may control the defense thereof. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims; provided, nothing herein shall be deemed to waive any attorney client, work product or joint defense privilege. If the Indemnitor does not agree in writing to defend any such third party claim or if having done so the Indemnitor fails to diligently defend, in good faith, such claim, the Indemnitee may (but shall have no obligation to) defend such claim.

          5.5  Insurance Recoveries.  Any indemnifiable claim hereunder shall be
               --------------------
reduced by the amounts actually recovered by the Indemnitee from insurance carriers and any amounts recovered by the Indemnitee subsequent to the payment by the Indemnitor with respect to the same claim shall be remitted to the Indemnitor; provided that such remittance shall not exceed the amount of such indemnification payment by the Indemnitor. Buyer will cooperate with Seller to the extent reasonably requested to do so to enable Seller to recover the proceeds payable with respect to such indemnifiable claims under any of Seller's insurance policies and will promptly pay to Seller all such proceeds received by Buyer.

          5.6  Limitation on Indemnification.  (a) Buyer, Seller and the Company
               -----------------------------
(on behalf of itself and the Subsidiaries) agree that the sole liability and sole remedy for any claim arising under or in respect of this Agreement, or under any Environmental Law, shall be limited to indemnification under Section
5.1 and 5.2 of this Agreement, and in connection therewith Buyer, Seller and the Company (on behalf of itself and the Subsidiaries) waive any and all statutory and common law rights and remedies (including without limitation rights of indemnification and contribution) which such entity has or may have against any Party.

     (b) Under no circumstances shall Seller be liable to Buyer in any way for punitive, consequential, special or other non-compensatory damages, including but not limited to damages for lost business or profits, whether such damages are based on breach of warranty, breach of contract, tort or any other cause of action.

     (c) The terms of this Section 5.6 shall be binding on the successors and assigns of Buyer, Seller, the Company and the Subsidiaries.

          5.7  Survival.  All representations and warranties of Buyer and of
               --------
Seller shall survive the Closing (and none shall merge into any instrument of conveyance). Except as otherwise provided for in this Agreement, Buyer shall not be entitled to recover under Section 5.1(a) or otherwise on account of a breach of a representation and warranty made by Seller unless a Notice of Claim is delivered to Seller on or prior to April 30, 1998; provided,
                                                      --------
however, that the foregoing time limitation shall not apply with respect to a
-------
breach of a representation and warranty contained in (a) Section 2.1.4 (Capitalization), for which no time limitation shall apply, or (b) 2.1.13 (Taxes), for which the time limitation shall be the applicable statute of limitations. Except as otherwise provided for in this Agreement, Seller shall not be entitled to recover under Section 5.2 (a) or otherwise on account of a breach of a representation and warranty made by Buyer unless a Notice of Claim is delivered to Buyer on or prior to the first anniversary of the Closing Date; provided, however, that the foregoing time limitation shall not apply with respect to a breach of the representation and warranty contained in Section
2.2.3 hereof (Acquisition of Shares for Investment), for which the time limitation shall be the applicable statute of limitations. The expiration of a representation and warranty shall not affect any claim for indemnification made pursuant to Section 5.1 or 5.2 prior to such expiration. All covenants shall survive so long as they have applicability.

                                   ARTICLE VI
                               Income Tax Matters
                               ------------------

          6.1  Certain Tax Matters.  The following will apply with respect to
               -------------------
the Income Taxes (as hereinafter defined) relating to the Company and the Subsidiaries. The term "Income Taxes" shall mean (i) all U.S. Federal income taxes and (ii) all taxes imposed by states, territories and possessions of the United States and political subdivisions thereof which are based on or measured by net income or net profits together with all interest, penalties and additions imposed with respect to such taxes and (iii) all gross receipts taxes.

          6.2  Income Tax Matters Generally.
               ----------------------------

          6.2.1  Pre-Closing Tax Returns.  The consolidated Federal and other
                 -----------------------
Income Tax returns, reports and filings of Seller, the Company and the Subsidiaries shall include all items of income, gain, loss, deduction or credit of the Company and the Subsidiaries attributable to all Income Tax periods (or portions thereof) ending on or prior to the Closing Date, and, subject to
Section 3.4, including transactions required to be recognized as a result of the sale of the Shares (such periods or portions thereof being herein referred to as the "Seller Income Tax Periods"); and, subject to Section 3.4, Seller shall be responsible for and shall pay all Income Taxes payable (other than in respect of deferred Income Taxes) as a consequence of the inclusion or omission of such items in the consolidated Income Tax returns, reports and filings of Seller for Seller Income Tax Periods and shall timely file such tax returns and reports.

          6.2.2  Post-Closing Tax Returns.  The Income Tax returns, reports and
                 ------------------------
filings of the Company and the Subsidiaries (or of Buyer if the Company and the Subsidiaries are includable in any consolidated Income Tax returns, reports and filings of Buyer) shall include all items of income, gain, loss, deduction or credit of the Company and the Subsidiaries attributable to all Income Tax periods (or portions thereof) commencing after the Closing Date (such periods or portions thereof being herein referred to as the "Buyer Income Tax Periods"); and Buyer shall be responsible for and shall pay all Income Taxes payable (including without limitation any deferred Income Taxes) as a consequence of the inclusion of such items in such Income Tax returns, reports and filings of the Company and the Subsidiaries and/or Buyer for Buyer Income Tax Periods and shall timely file such tax returns and reports.

          6.2.3  Tax Cooperation.  (a) With respect to the short taxable period
                 ---------------
of the Company and the Subsidiaries ended July 18, 1996 and the short period ending on the Closing Date, Buyer shall cause to be prepared and delivered to Seller (to the extent not already prepared and delivered) in the normal timeframe followed by Seller and the Company and the Subsidiaries consistent with past practice and in all events within 15 days after it shall have been requested by Seller, the package of income tax information materials heretofore provided to Seller by the Company and the Subsidiaries in accordance with past practice, including past practice as to information schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of the Company and the Subsidiaries.

     (b) Without limiting the generality of the foregoing, Buyer shall cause the employees of Buyer, the Company and the Subsidiaries to cooperate fully and to assist Seller (including without limitation allowing access by Seller to the books and records of Buyer and the Company and the Subsidiaries relating to Seller Income Tax Periods and any period (or portion thereof) ending on or before (or including) the Closing Date, and the right to make copies thereof) in connection with the preparation by Seller of its consolidated Income Tax returns, reports and filings for Seller Income Tax Periods or the resolution of any Income Tax Dispute (as hereinafter defined); and Seller shall not be charged with any cost or expense for the reasonable assistance rendered by officers and employees of the Company and the Subsidiaries and of Buyer in connection therewith.

          6.2.4  Refunds.  Seller shall be entitled to all refunds of Income
                 -------
Taxes paid in connection with any Income Tax returns, reports and filings of Seller and/or of the Company and the Subsidiaries with respect to any Seller Income Tax Period. Applications for refunds of such Income Taxes, and the filing of amended returns, reports and filings, shall be made and prosecuted only by Seller (subject to the limitations in Section 6.3 hereof); but the Company and the Subsidiaries and Buyer shall provide to Seller such cooperation and reasonable assistance in connection therewith as shall be reasonably requested by Seller, and Seller shall not be charged with any cost or expense for the assistance rendered by officers and employees of the Company and the Subsidiaries and Buyer in connection therewith.

          6.3  Amendments.  Subject to Section 6.4(a) below, Buyer shall not,
               ----------
and shall not permit the Company or any Subsidiary to, amend, or take any similar action with respect to, any Federal, state or local Income Tax returns, reports and filings filed with respect to any Seller Income Tax Period without the prior written consent of Seller, which consent shall not be unreasonably withheld. Seller shall not amend, or take any similar action with respect to, any Federal, state or local Income Tax returns, reports and filings filed with respect to any Seller Income Tax Period which would result in adverse tax consequences to Buyer or the Company and the Subsidiaries without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Buyer shall not, and shall not permit the Company or any Subsidiary to, extend the applicable statute of limitations with respect to any Federal, state or local Income Tax returns, reports and filings filed with respect to any Seller Income Tax Period without the prior written consent of Seller, which consent shall not be unreasonably withheld. This Section 6.3 shall not apply to any amended return which may be required by law following resolution of an Income Tax Dispute (as defined herein).

          6.4  Income Tax Disputes, Etc..
               -------------------------

     (a) Except as required by law (but subject to Section 6.4 (b) hereof), neither Buyer nor the Company nor any Subsidiary shall take any position on any Federal, state or local Income Tax return, report or filing for any tax period which might result in any:
          (i) increase in the liability of Seller, or decrease in the refund due to Seller, for any Seller Income Tax Period; or
          (ii) reduction in any tax attributes as to which Seller may receive a benefit with respect to any Seller Income Tax Period.

     (b) Subsequent to the Closing, Buyer shall promptly forward to Seller any notice received by Buyer or the Company or any Subsidiary of any Federal, state or local pending or threatened Income Tax audit, examination or proposed assessment or the like relating to the Company or any Subsidiary or Seller's consolidated tax group with respect to any Seller Income Tax Period (an "Income Tax Dispute"). Seller and Buyer shall cooperate with and assist each other, and shall cause their respective counsel and accountants (and Buyer shall cause the Company and each Subsidiary) to cooperate with and assist each other, in connection with any such Income Tax Dispute (including without limitation any currently pending Income Tax Dispute involving state or local Income Taxes of the Company or any Subsidiary). Any Income Tax Dispute relating to any consolidated Income Tax return, report or filing made by the Seller consolidated tax group shall be investigated, conducted, prosecuted, contested, defended, settled or compromised by Seller with counsel and accountants chosen by Seller at the expense of Seller. Buyer shall not (nor will Buyer permit the Company or any Subsidiary to) settle or compromise any Federal, state or local Income Tax Dispute, or any issue or determination related thereto, without the prior written consent of Seller.

     6.5  Tax Sharing Arrangements.  All tax sharing arrangements and any other
          ------------------------
contracts with respect to Income Taxes between Seller (and its affiliates) and the Company and the Subsidiaries are terminated as of the Closing Date, and this
Article VI will govern the obligations of Seller, Buyer and/or the Company and the Subsidiaries with respect to Income Taxes.

                                  ARTICLE VII
                                 Miscellaneous
                                 -------------

          7.1  Brokerage Fees.  Seller and Buyer represent and warrant to the
               --------------
other that they have no obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement. Seller agrees to indemnify Buyer against and to hold Buyer harmless from, at all times from and after the date hereof, all claims for brokerage fees, commissions, or other finders' fees or commissions of any person with respect to this Agreement and the transactions contemplated hereby to the extent such services were purportedly rendered by or on behalf of Seller. Buyer agrees to indemnify Seller against and to hold Seller harmless from, at all times from and after the date hereof, all claims for brokerage fees, commissions, or other finders' fees or commissions of any person with respect to this Agreement and the transactions contemplated hereby to the extent such services were purportedly rendered by or on behalf of Buyer.

          7.2  Expenses.  Except as otherwise expressly provided in this
               --------
Agreement, Seller and Buyer agree to each bear their respective legal fees and other costs and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby regardless of whether or not the transactions contemplated hereby are consummated.

          7.3  Entire Agreement.  This Agreement, which includes the Disclosure
               ----------------
Schedule and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, constitutes the entire understanding between Seller and Buyer with respect to the subject matter contained herein and supersedes all prior understandings and agreements between them respecting such subject matter.

          7.4  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

          7.5  Gender.  Words of gender may be read as masculine, feminine or
               ------
neuter, as required by context.

          7.6  Notices.  All notices, requests, demands, waivers, consents,
               -------
approvals or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when received if delivered personally or by overnight courier, or ten days after being sent if sent by certified or registered mail, postage prepaid, return receipt requested, to the following addresses:

          If to Seller:

               Brenco, Incorporated
               One Park West Circle
               Midlothian, Virginia 23113
               Attn: President

          with a copy to:

               Vicki L. Casmere
               Vice President and General Counsel
               55 Shuman Boulevard, Suite 500
               P.O. Box 3089
               Naperville, Illinois 60566-7089

          If to Buyer or the Company:

               Genesee & Wyoming Inc.
               71 Lewis Street
               Greenwich, Connecticut 06830
               Attn: President



          with a copy to:

               James B. Gray, Jr.
               Harter, Secrest & Emery
               700 Midtown Tower
               Rochester, New York 14604

Any Party may by notice change the address to which notices or other
communications to it are to be delivered or mailed.   Whenever the giving of
notice is required, the giving of such notice may be waived by the Party entitled to receive such notice.

          7.7  Assignment.  Any Party may assign its rights hereunder without
               ----------
the prior written consent of the other Party; provided, however, that in each case any assignee of such rights shall take such rights subject to any and all defenses, counterclaims and rights of set-off to which the other Parties might be entitled under this Agreement, and each Party shall continue to be primarily and absolutely liable for its obligations under this Agreement.

          7.8  Successors and Assigns.  This Agreement binds, inures to the
               ----------------------
benefit of, and is enforceable by the Parties hereto, and their respective heirs, personal representatives, successors and permitted assigns and, except as expressly provided in Section 7.11 hereof, this Agreement shall not create benefits on behalf of any shareholder or employee of the Company or any Subsidiary or any third party or other person.

          7.9  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the Commonwealth of Virginia (other than the choice of law principles thereof). Any action, suit or other proceeding initiated by Seller or Buyer against the other under or in connection with this Agreement may be brought in any appropriate Federal or state court in the Commonwealth of Virginia as the party bringing such action, suit or proceeding shall elect. Each of Seller and Buyer hereby submits itself and consents to the personal jurisdiction of any such court, waives any defense it may have based on lack of personal jurisdiction and agrees that service of process on it in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

          7.10  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. The execution of this Agreement by any Party hereto will not become effective until the counterparts hereof have been executed by all the parties hereto.

          7.11  Release.  At the Closing, the Company and the Subsidiaries will
                -------
deliver to Seller releases satisfactory in form and substance to Buyer and Seller. Buyer consents to the delivery of such releases.

          7.12  Remedies.  The Parties hereto acknowledge that the remedy at law
                --------
for any breach of the obligations undertaken by the Parties hereto is and will be insufficient and inadequate and that the Parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each Party shall waive the defense that there is an adequate remedy at law. Without limiting any remedies a Party may otherwise have, in the event any Party refuses to perform its obligations under this Agreement, the other Parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

          7.14  Illegalities.  In the event that any provision contained in this
                ------------
Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

          7.15  Waivers and Amendments. Any waiver of any term or condition of
                ----------------------
this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

          7.16  Publicity.  Before, during and after the Closing Date, Buyer and
                ---------
Seller hereby agree that, subject at all times to compliance with applicable law, any proposed press release pertaining to the transactions contemplated herein shall be coordinated with and approved by the other Party prior to the publication of such press release, which approval shall not be unreasonably withheld. Subject to the foregoing and subject at all times to compliance with applicable law, and with any requirements by the Parties hereto to disclose the terms of this Agreement under the provisions of any bank loan agreements by which the Parties may be bound, the Parties agree to keep confidential and not disclose or communicate, either directly or indirectly, the terms and conditions of this Agreement to any third person (other than their advisers and representatives).

          IN WITNESS WHEREOF, intending to be legally bound, the Parties have executed and delivered this Agreement as of the date first written above.

                         Seller:

                              BRENCO, INCORPORATED


                              By:   /s/ J. Craig Rice
                                    -------------------------
                                    Name:  J. Craig Rice
                                    Title:  President

                         Company:

                              RAIL LINK, INC.


                              By:   /s/ James W. Benz
                                    -----------------------
                                    Name:  James W. Benz
                                    Title:  President

                          Buyer:

                              GENESEE & WYOMING INC.


                              By:   /s/ Mark W. Hastings
                                    -----------------------
                                    Name:  Mark W. Hastings
                                    Title:  Treasurer and CFO



THE DISCLOSURE SCHEDULE HAS BEEN OMITTED.  UPON WRITTEN REQUEST, THE REGISTRANT
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WILL PROVIDE COPIES OF ANY PORTIONS OF THE OMITTED DISCLOSURE SCHEDULE, SUBJECT
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TO REQUESTS FOR CONFIDENTIAL TREATMENT.
---------------------------------------